UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 L Street, NW,	Washington,	DC	20005
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CSGP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2021 Annual Meeting of Stockholders of CoStar Group, Inc. (the “Company”) held on June 2, 2021 (the “Annual Meeting”), upon the recommendation of the Board of Directors of the Company (the “Board”), stockholders approved adoption of the Fourth Amended and Restated Certificate of Incorporation (the “Fourth A&R Charter”), which increases the total number of shares of common stock, par value $0.01 per share (the “Common Stock”), that the Company is authorized to issue from 60 million to 1.2 billion and correspondingly increases the total number of shares of capital stock that the Company is authorized to issue from 62 million to 1.202 billion. The Fourth A&R Charter became effective upon filing with the Secretary of State of Delaware on June 7, 2021.

The foregoing description of the terms of the Fourth A&R Charter does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Fourth A&R Charter, which is filed herewith as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following items, which are more fully described in our proxy statement dated April 19, 2021, were submitted to a vote of the stockholders of CoStar Group at the Annual Meeting held on June 2, 2021. The final voting results are as follows:

1.The following nominees were elected to our Board of Directors to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Michael R. Klein, Andrew C. Florance, Laura Cox Kaplan, Michael J. Glosserman, John W. Hill, Robert W. Musslewhite, Christopher J. Nassetta and Louise S. Sams.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael R. Klein	32,884,873	2,315,626	12,974	735,922
Andrew C. Florance	34,992,281	209,568	11,624	735,922
Laura Cox Kaplan	34,951,131	249,759	12,583	735,922
Michael J. Glosserman	34,311,325	889,202	12,946 % OF	735,922
John W. Hill	35,114,092	86,492	12,889	735,922
Robert W. Musslewhite	35,141,218	59,383	12,872	735,922
Christopher J. Nassetta	33,094,479	2,106,106	12,888	735,922
Louise S. Sams	35,146,698	54,019	12,756	735,922

2.The appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified upon the following vote:

Votes For	35,225,473
Votes Against	716,305
Abstentions	7,617

3.The advisory resolution on executive compensation was approved upon the following vote:

Votes For	29,439,165
Votes Against	5,532,238
Abstentions	242,070
Broker Non-Votes	735,922

4.The adoption of the Fourth A&R Charter was approved upon the following vote:

Votes For	34,823,653
Votes Against	1,103,178
Abstentions	22,564

5.The amendment and restatement of the CoStar Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder was approved upon the following vote:

Votes For	35,180,853
Votes Against	28,472
Abstentions	4,148
Broker Non-Votes	735,922

6.The stockholder proposal regarding simple majority vote was approved upon the following vote:

Votes For	28,897,944
Votes Against	6,279,720
Abstentions	35,809
Broker Non-Votes	735,922

Item 8.01. Other Events.

On June 7, 2021, the Board approved and declared a 10-for-1 stock split in the form of a stock dividend. The Board set June 17, 2021 as the record date for the stock dividend. Each shareholder of record at the close of business on the record date will receive nine additional shares of Common Stock for each then-held share of Common Stock. The dividend shares are scheduled to be distributed after the close of trading on June 25, 2021. A copy of the press release announcing the stock split is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	CoStar Group, Inc. Fourth Amended and Restated Certificate of Incorporation, dated June 7, 2021.
99.1	Press release, dated June 7, 2021, issued by CoStar Group, Inc.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date:	June 7, 2021	/s/ Scott T. Wheeler

Name: Scott T. Wheeler
Title: Chief Financial Officer